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                                                                     Exhibit 3.1


            FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                               VERTICALNET, INC.
                         (A Pennsylvania Corporation)

     The Articles of Incorporation of VerticalNet, Inc. are hereby amended and restated in their entirety to read as follows:

     FIRST:      Corporate Name.  The name of the corporation is VerticalNet,
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Inc. (hereinafter referred to as the "Corporation").
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     SECOND:     Registered Office.  The location and post office address of the
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registered office of the Corporation in the Commonwealth of Pennsylvania is 2
Walnut Grove Drive, Suite 150 Horsham,  Pennsylvania 19044

     THIRD:      Original Incorporation.  The Corporation was incorporated under
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the provisions of the Business Corporation Law, Act of May 5, 1933, as amended.
The date of its incorporation is on July 28, 1995.

     FOURTH:     Method of Adoption.  These Amended and Restated Articles of
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Incorporation were duly adopted by vote of the shareholders in accordance with
Sections 1914 and 1915 of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania BCL").
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     FIFTH:      Corporate Purposes.  The purpose for which the Corporation is
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organized is to engage in any and all lawful acts and activity for which corporations may be organized under the Pennsylvania BCL.

     SIXTH:      Corporate Existence.  The term of existence of the Corporation
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is perpetual.

     SEVENTH:    Capital Stock.  The aggregate number of shares which the
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Corporation shall have authority to issue is 100,000,000 shares, par value of one cent ($.01) per share, consisting of:

     (a) 90,000,000 shares of Common Stock (the "Common Stock"); and
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     (d) 10,000,000 shares of Preferred Stock.


     EIGHTH:     Preferred Stock.  The Board of Directors may authorize the
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issuance from time to time of Preferred Shares in one or more classes or series and with designations, voting rights, preferences, and special rights, if any, as the Board of Directors may fix by resolution.

     NINTH:      Rights of Common Stock.  The designations, powers, preferences,
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rights, qualifications, limitations and restrictions of the Common Stock are as follows:
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     (a) General.  Except as otherwise provided herein or as otherwise provided
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         by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect and shall be treated identically in all respects.

     (b) Dividends.  Subject to the prior rights and preferences, if any,
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         applicable to shares of the Preferred Stock, the holders of the Common
         Stock shall be entitled to participate in such dividends, whether in cash, stock or otherwise, as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefor.

     (c) Voting.  Each holder of record of Common Stock shall be entitled to one
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         vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, or as otherwise expressly provided in these Articles of Incorporation and any Statement with Respect to Shares hereafter filed with respect to any Preferred Stock: (i) the holders of Common Stock shall vote together as a single class on all matters submitted to shareholders for a vote, and
         (ii) the holders of the Common Stock shall elect the directors in the manner prescribed by the Company's Bylaws.

     (d) Liquidation.  In the event of any voluntary or involuntary liquidation,
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         dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full and after payment of all sums payable in respect of Preferred Stock, if any, the holders of the Common Stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation. For the purposes of this paragraph (d), neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with the Corporation, or the sale, transfer, or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

     TENTH:      General.
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     (a) Issuance of Shares.  Subject to the foregoing provisions of these
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         Amended and Restated Articles of Incorporation, the Corporation may
         issue shares of its Common Stock or Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing provisions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     (b) Rights and Options.  The Corporation shall have authority to create and
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         issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights

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         and options shall be evidenced by instrument(s) approved by the Board of Directors or otherwise provided in a plan relating to the issuance of such rights and options which has been approved by the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

     ELEVENTH:   Board of Directors.  The number, classification, and terms of
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the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as stated in the Corporation's By-Laws.

     TWELFTH:    No Cumulative Voting.  The shareholders of the Corporation
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shall not have the right to cumulate their votes for the election of directors of the Corporation.

     THIRTEENTH: Indemnification.  The Corporation shall indemnify any Person
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who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation, or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Pennsylvania BCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article THIRTEENTH is in effect. Any repeal or amendment of this Article THIRTEENTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article THIRTEENTH.
Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Pennsylvania BCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Pennsylvania BCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs,

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executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article THIRTEENTH shall extend to proceedings involving the negligence of such Person.

     As used herein, the term "proceeding" means any threatened, pending, or
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completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     FOURTEENTH: Personal Liability of Directors and Officers.
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     (a)  Directors.  A director of the Corporation shall not be personally
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          liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     (b)  Officers.  An officer of the Corporation shall not be personally
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          liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     FIFTEENTH:  Powers of the Board of Directors.  All of the power of the
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Corporation, insofar as it may be lawfully vested by these Amended and Restated
Articles of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors of the Corporation.

     SIXTEENTH:  Special Meetings.  Special meetings of the shareholders may
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only be called by the Chairman or Chief Executive Officer of the Corporation or
by resolution of the Board of Directors.

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